Exhibit 2.1

EXECUTION VERSION

AMENDMENT NO. 1 TO PURCHASE AGREEMENT AND AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 1 TO PURCHASE AGREEMENT AND AGREEMENT AND PLAN OF MERGER (this “Amendment”) is made as of June 12, 2014 by and among

AmSurg Corp., a Tennessee corporation (“Parent”), Arizona Merger Corporation, a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), Arizona II Merger Corporation, a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub II” and together with Parent and Merger Sub, the “Parent Parties”), Sunbeam GP Holdings, LLC, a Delaware limited liability company, solely for purposes of Article V and Section 2.8 of the Merger Agreement and solely in its capacity as the sole holder of membership interests in the General Partner (in such capacity, “Seller”), Sunbeam GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), Sunbeam Holdings, L.P., a Delaware limited partnership (the “Partnership”), Sunbeam Primary Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of the Partnership (“Sunbeam Primary”), and HFCP VI Securityholders’ Rep LLC, a Delaware limited liability company, solely in its capacity as agent and attorney-in-fact for Seller and the Unitholders (as defined in the Merger Agreement) (in such capacity, the “Unitholders’ Representative”, and collectively with the Parent Parties, Seller, the General Partner, the Partnership and Sunbeam Primary, the “parties”), and this Amendment amends that certain Purchase Agreement and Agreement and Plan of Merger, dated as of May 29, 2014, by and among the parties (the “Merger Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

WHEREAS, in accordance with Section 11.4 of the Merger Agreement, the parties wish to amend the Merger Agreement as specified herein.

NOW, THEREFORE, the parties hereto agree as follows:

1. Amendments to Section 1.1(a) of the Merger Agreement.

(a) Section 1.1(a) of the Merger Agreement is hereby amended by deleting the definition of “Parent Series D Preferred Stock Consideration Value” and inserting the following definition in lieu thereof:

“ “Parent Series D Preferred Stock Consideration Value” means (i) 19.99% of the number of outstanding shares of Parent Common Stock as of the open of business of Parent on the Closing Date (which number of outstanding shares, for the avoidance of doubt, shall exclude the Stock Consideration), multiplied by (ii) the Applicable Share Price.”

(b) Section 1.1(a) of the Merger Agreement is hereby amended by deleting the definition of “Specified Approval” and inserting the following definition in lieu thereof:

“ “Specified Approval” means the required written approval of the State of New Jersey Department of Health to the transfer of ownership in the Specified Entity.”

(c) Section 1.1(a) of the Merger Agreement is hereby amended by deleting the definition of “Stock Consideration” and inserting the following definition in lieu thereof:

“ “Stock Consideration” means the aggregate number of shares of Parent Common Stock (rounded up to the nearest whole number of shares) equal to the quotient of (i) the Stock Consideration Value divided by (ii) the Applicable Share Price; provided, however, that, if such number of shares of Parent Common Stock constituting the Stock Consideration would exceed 19.99% of the number of outstanding shares of Parent Common Stock as of the open of business of Parent on the Closing Date (which number of outstanding shares, for the avoidance of doubt, shall exclude the Stock Consideration), then:

(A) the Stock Consideration shall be both:

(1) an aggregate number (which may include a fraction) of shares of Parent Series D Preferred Stock equal to the quotient of (x) the Parent Series D Preferred Stock Consideration Value, divided by (y) the Parent Series D Preferred Stock Liquidation Value; and

(2) an aggregate number (which may include a fraction) of shares of Parent Series E Preferred Stock equal to the quotient of (x) the Parent Series E Stock Consideration Value, divided by (y) the Parent Series E Preferred Stock Liquidation Value; and

(B) the initial Conversion Price (as defined in the Parent Series D Articles of Amendment and the Parent Series E Articles of Amendment, as applicable) for each share of Parent Series D Preferred Stock and Parent Series E Preferred Sock shall be the Applicable Share Price.”

2. Amendment of Exhibit F of the Merger Agreement. Exhibit F of the Merger Agreement is hereby amended and restated in its entirety as set forth in Annex I hereto.

3. Effectiveness and Ratification. All of the provisions of this Amendment shall be effective as of the date hereof. Except as specifically provided for in this Amendment, the terms of the Merger Agreement are hereby ratified and confirmed and remain in full force and effect.

4. Effect of Amendment. Whenever the Merger Agreement is referred to in the Merger Agreement or in any other agreements, documents or instruments referenced therein, such reference shall be deemed to be to the Merger Agreement as amended by this Amendment.

5. Entire Agreement. The Merger Agreement, as amended by this Amendment, and the Ancillary Agreements (including the Exhibits and the Schedules hereto and thereto), together with the Confidentiality Agreement, constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

6. Headings. Headings of the Articles and Sections of this Amendment are for convenience of the parties only, and will be given no substantive or interpretive effect whatsoever.

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7. Counterparts. This Amendment may be executed in one or more counterparts (including by facsimile or by an electronic scan delivered by electronic mail), all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each party and delivered to the other parties, it being understood that all the parties need not sign the same counterpart.

8. Governing Law. This Amendment shall be governed by and construed in accordance with the law of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.

PARENT:

AMSURG CORP.

By:	/s/ Claire M. Gulmi
Name:	Claire M. Gulmi
Title:	Executive Vice President

MERGER SUB:

ARIZONA MERGER CORPORATION

By:	/s/ Claire M. Gulmi
Name:	Claire M. Gulmi
Title:	President

MERGER SUB II:

ARIZONA II MERGER CORPORATION

By:	/s/ Claire M. Gulmi
Name:	Claire M. Gulmi
Title:	President

[Signature Page to Amendment No. 1 to Purchase Agreement and Agreement and Plan of Merger]

SELLER:

solely for purposes of Article V and Section 2.8 of the Merger Agreement and solely in its capacity as the sole holder of membership interests in the General Partner

SUNBEAM GP HOLDINGS, LLC

By:	Hellman & Friedman Capital Partners VI, L.P., its sole managing member

By:	Hellman & Friedman Investors VI, L.P., its general partner

By:	Hellman & Friedman LLC, its general partner

By:	/s/ Allen R. Thorpe
Name:	Allen R. Thorpe
Title:	Managing Director

GENERAL PARTNER:

SUNBEAM GP LLC

By:	Sunbeam GP Holdings, LLC, its sole managing member

By:	Hellman & Friedman Capital Partners VI, L.P., its sole managing member

By:	Hellman & Friedman Investors VI, L.P., its general partner

By:	Hellman & Friedman LLC, its general partner

By:	/s/ Allen R. Thorpe
Name:	Allen R. Thorpe
Title:	Managing Director

[Signature Page to Amendment No. 1 to Purchase Agreement and Agreement and Plan of Merger]

PARTNERSHIP:

SUNBEAM HOLDINGS, L.P.

By:	/s/ Jay A. Martus
Name:	Jay A. Martus
Title:	Executive Vice President

SUNBEAM PRIMARY:

SUNBEAM PRIMARY HOLDINGS, INC.

By:	/s/ Jay A. Martus
Name:	Jay A. Martus
Title:	Executive Vice President

[Signature Page to Amendment No. 1 to Purchase Agreement and Agreement and Plan of Merger]

UNITHOLDERS’ REPRESENTATIVE:

HFCP VI SECURITYHOLDERS’ REP LLC,solely in its capacity as agent and attorney-in-fact for Seller and the Unitholders

By:	Hellman & Friedman Capital Partners VI, L.P., its sole managing member

By:	Hellman & Friedman Investors VI, L.P., its general partner

By:	Hellman & Friedman LLC, its general partner

By:	/s/ Allen R. Thorpe
Name:	Allen R. Thorpe
Title:	Managing Director

[Signature Page to Amendment No. 1 to Purchase Agreement and Agreement and Plan of Merger]